Form C

Cover Page

Name of issuer:

That Christmas Movie LLC

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: CA
Date of organization: 2/17/2017

Physical address of issuer:

PO Box 50201
Studio City CA 91614

Website of issuer:

http://www.thatchristmasmovie.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

0% of the offering amount.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Revenue Participation Rights

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$308,900.00

Deadline to reach the target offering amount:

10/27/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

That Christmas Movie LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
David Willis	CEO	That Christmas Movie LLC	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
David Willis	President	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
David Willis	100% of LLC	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> To date, we have not generated revenue, do not foresee generating any revenue in the near future and therefore rely on external financing.
>
> We are a startup Company and our business model currently focuses on our film's production rather than generating revenue. While we intend to generate revenue in the future, we cannot assure you when or if we will be able to do so.

We rely on external financing to fund our operations. We anticipate, based on our current proposed plans and assumptions relating to our operations (including the timetable of, and costs associated with, new product development) that, if the Minimum Amount is raised in this Offering, it will be sufficient to satisfy our contemplated cash requirements to move forward with further financing assuming that we do not accelerate the development of other opportunities available to us, engage in an extraordinary transaction or otherwise face unexpected events, costs or contingencies, any of which could affect our cash requirements.

We expect capital outlays and operating expenditures to increase over the next several months as we expand our infrastructure, commercial operations, development activities and establish offices.

Our future funding requirements will depend on many factors, including but not limited to the following:

The cost of expanding our operations;

The rate of progress and cost of development activities;

The costs of filing, prosecuting, defending and enforcing our intellectual property rights;

The cost and delays in the production of our films that may result from changes in regulatory requirements applicable to our films;

Sales and marketing efforts to bring our films to market;

Unforeseen difficulties in establishing and maintaining an effective sales and distribution network; and

Lack of market acceptance of our films.

We may have difficulty obtaining additional funding and we cannot assure you that additional capital will be available to us when needed, if at all, or if available, will be obtained on terms acceptable to us. If we raise additional funds by issuing additional revenue participation rights or debt securities, such revenue participation rights or debt instruments may provide for rights, preferences or privileges senior to the Securities. In addition, the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our intellectual property, or grant licenses on terms that are not favorable to us. If adequate funds are not available, we may have to delay, scale back, or eliminate some of our operations or our production and commercialization activities. Under these circumstances, if the Company is unable to acquire additional capital or is required to raise it on terms that are less satisfactory than desired, it may have a material adverse effect on its financial condition.

We have no operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

We were incorporated under the laws of California on February 17, 2017. Accordingly, we have no history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception of a business, operation in a competitive industry, and the continued development of advertising, promotions, and a corresponding client base. We anticipate that our operating expenses will increase for the near future. There can be no assurances that we will ever operate profitably. You should consider the Company's business, operations and prospects in light of the risks, expenses and challenges faced as an early-stage company.

Our management team has limited experience in self-distribution and has not overseen an operation with similar risks and challenges specific to our business.

Members of our management team may make decisions detrimental to our business and/or be unable to successfully manage our operations. The ineffective management of our business will have a negative effect on our results of operations.

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay or halt the development and commercialization of our product candidates. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in the production of our films, which could adversely affect operating results. Our consultants, partners, team members, and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us. Donald Markowitz, Geralyn Flood, Katherine Botts, Jenna Park may not be available during the Production or Post Production phase of the Picture, in which case suitable personnel will be substituted by management.

The development and commercialization of our film is highly competitive.

We face competition with respect to any films that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in the production and marketing of films and thus may be better equipped than us to develop and commercialize films. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize their films more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our film will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

In general, demand for our films is highly correlated with general economic conditions.

A substantial portion of our revenue will be derived from discretionary spending by individuals, which typically falls during times of economic instability. Declines in economic conditions in the US or in other countries in which our films will be shown may adversely impact our consolidated financial results.

The Company's success depends on the experience and skill of the board of directors, its executive officers and key employees.

In particular, the Company is dependent on David Willis, who is the producer of the film that our Company plans to produce. The Company has entered or intends to enter into employment agreements with Jay Kogen, Geralyn Flood, Tom Shell, Donald Markowitz, Katherine Botts, and Jenna Park, although there can be no assurance that it will do so or that they will continue to be employed by the Company for a particular period of time. The loss of David Willis or any member of the board of directors or executive officer could harm the Company's business, financial condition, cash flow and results of operations.

Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people.

The Company is dependent on David Willis and Jay Kogen in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if David Willis or Jay Kogen die or become disabled, the Company will not receive any compensation to assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

We are subject to income taxes as well as non-income based taxes, such as payroll, sales, use, value- added, net worth, property and goods and services taxes, in both the US and various foreign jurisdictions.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, healthcare reform and the implementation of the Patient Protection and Affordable Care Act, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, increased tax reporting and tax payment, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Changes in government regulation could adversely impact our business.

The media and entertainment industry is subject to extensive legislation and regulation at the federal and local levels and, in some instances, at the state level. Additionally, our film is also subject to regulation, and additional regulation is under consideration. Many aspects of such regulation are currently the subject

of judicial and administrative proceedings, legislative and administrative proposals, and lobbying efforts by us and our competitors. Legislation under consideration could entirely rewrite our principal regulatory statute, and the FCC and/or Congress may attempt to change the classification of or change the way that our film is regulated and/or change the framework under which broadcast signals are carried, remove the copyright compulsory license and changing rights and obligations of our competitors. We expect that court actions and regulatory proceedings will continue to refine our rights and obligations under applicable federal, state and local laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could have an adverse impact on our business.

We may not be able to adapt to new content distribution platforms and to changes in consumer behavior resulting from these new technologies.

We must successfully adapt to technological advances in our industry, including the emergence of alternative distribution platforms. Our ability to exploit new distribution platforms and viewing technologies will affect our ability to maintain or grow our business and may increase our capital expenditures. Additionally, we must adapt to changing consumer behavior driven by advances such as DVRs, video-on-demand, online based content delivery, Blu-ray™ players, game consoles and mobile devices. Such changes may impact the revenue we are able to generate from our traditional distribution methods by decreasing the viewership of our networks on cable and other MVPD systems. If we fail to adapt our distribution methods and content to emerging technologies, our appeal to our targeted audiences might decline and there would be a materially adverse effect on our business and results of operations.

We face risks relating to competition for the leisure time and discretionary spending of audiences, which has intensified in part due to advances in technology and changes in consumer expectations and behavior.

Our business is subject to risks relating to increasing competition for the leisure time and discretionary spending of consumers. We compete with all other sources of entertainment and information delivery. Technological advancements, such as new video formats and Internet streaming and downloading of programming that can be viewed on televisions, computers and mobile devices have increased the number of entertainment and information delivery choices available to consumers and intensified the challenges posed by audience fragmentation. The increasing number of choices available to audiences, including low-cost or free choices, could negatively impact not only consumer demand for our products and services, but also advertisers' willingness to purchase advertising from us. Our failure to effectively anticipate or adapt to new technologies and changes in consumer expectations and behavior could significantly adversely affect our competitive position and its business and results of operations.

Piracy of the Company's content may decrease the revenues received from the sale of our content and adversely affect our businesses.

The piracy of our content, products and other intellectual property poses significant challenges for us. Technological developments, such as the proliferation of cloud-based storage and streaming, increased broadband Internet speed and penetration and increased speed of mobile data transmission have made it easier to create, transmit, distribute and store high quality unauthorized copies of content in unprotected digital formats, which has in turn encouraged the creation of highly scalable businesses that facilitate, and in many instances financially benefit from, such piracy. Piracy is particularly prevalent in many parts of the world that lack effective copyright and technical legal protections or enforcement measures, and illegitimate operators based in these parts of the world can attract viewers from anywhere in the world. The proliferation of unauthorized copies and piracy of the Company's content, products and intellectual property or the products it licenses from others could result in a reduction of the revenues that the Company receives from the legitimate sale, licensing and distribution of its content and products. The Company devotes

substantial resources to protecting its content, products and intellectual property, but there can be no assurance that the Company's efforts to enforce its rights and combat piracy will be successful.

Our success depends on consumer acceptance of our content and we may be adversely affected if our content fails to achieve sufficient consumer acceptance or the costs to create or acquire content increase.

We create and acquire media and entertainment content, the success of which depends substantially on consumer tastes and preferences that change in often unpredictable ways. The success of these businesses depends on our ability to consistently create, acquire, market and distribute our films and other content that meet the changing preferences of the broad domestic and international consumer market. We have invested, and will continue to invest, substantial amounts in our content, including in the production of original content, before learning the extent to which it would earn consumer acceptance.

There is substantial uncertainty that we will continue operations as a going concern, in which case you could lose your entire investment.

Our future existence remains uncertain. We were only recently formed, have generated no revenues to date and will have losses from our operations before we are able to generate revenues. We will require additional capital to execute our business plan. This means that there is substantial doubt that we can continue as a going concern for the next twelve months unless we obtain additional capital to pay our bills and debts and execute our plan of operations.

Our success is primarily dependent on audience acceptance of our films, which is extremely difficult to predict and, therefore, inherently risky.

We cannot predict the economic success of any of our feature films because the revenue derived from the distribution of a film (which does not necessarily directly correlate with the production or distribution costs incurred) depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of a film also depends upon the public's acceptance of competing series and films, the availability of alternative forms of entertainment and leisure-time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty.

The economic success of a film is largely determined by our ability to produce content and develop stories and characters that appeal to a broad audience and by effective marketing. If we are unable to accurately judge audience acceptance of our film content or to have the film effectively marketed, the commercial success of the film will be in doubt, which could result in costs not being recouped or anticipated profits not being realized. Moreover, we cannot assure you that any particular feature film will generate enough revenue to offset its distribution, fulfillment services and marketing costs.

Our operating results are primarily dependent on the success of the film "I'll Be Next Door For Christmas," and forecasting revenue and associated gross profits from that is extremely difficult.

For the next few years, our revenue, operating results, and earnings per share will be dependent upon the timing and amount of worldwide revenues and marketing and distribution costs for "I'll Be Next Door For Christmas." Marketing and distribution costs include worldwide release costs, costs related to merchandise and other distribution costs including third party participations and residuals. For our business to be successful, our "I'll Be Next Door For Christmas" film must achieve success and it is difficult to predict the success prior to its release at a date to be determined. Even if the film has a very successful worldwide run, it is difficult to predict the feature film, merchandising and ancillary revenue streams, if any. While customer acceptance of a film is initially measured by viewing audience, customer acceptance within each follow- on product category, such as merchandise, depends on factors unique to each type of product, such as pricing, competitive products, and the time of year or state of the economy into which a product is released, among many other factors. In addition, the degree of customer acceptance may vary widely among foreign countries. While a film's success is often a good indicator of general audience acceptance, the relative success of follow-on products is not always directly correlated, and the degree of correlation is difficult to predict.

There are significant risks associated with motion picture industry.

The completion and commercial success of a motion picture are extremely unpredictable, and the motion picture industry involves a substantial degree of risk. Commercial success is primarily determined by audience reaction, which is unpredictable. The completion and commercial success of a motion picture also depends upon other factors, such as:

talent and crew availability;

financing requirements;

distribution strategy, including the time of the year and the number of screens on which a motion picture is shown;

the number, quality and acceptance of other competing series or films released into the marketplace at or near the same time;

critical reviews;

the availability of alternative forms of entertainment and leisure time activities;

piracy and unauthorized recording, transmission and distribution;

general socioeconomic conditions and political events; and

other tangible and intangible factors.

All of these factors can change and cannot be predicted with certainty. In addition, motion picture attendance is seasonal, with the greatest attendance typically occurring during the summer and holidays. The release of a film during a period of relatively low theater attendance is likely to affect the film's box office receipts adversely.

We expect that we will derive all of our revenue from a single source, the production of the "I'll Be Next Door For Christmas" motion picture, which could adversely affect us.

Unlike most of the major studios, which are part of large diversified corporate groups with a variety of other operations, we currently depend primarily on the success of the feature film that we plan to produce. For example, unlike us, many of the major studios are part of corporate groups that include television networks, cable channels and other distribution platforms that may provide sources of earnings and cash flows that offset fluctuations in the financial performance of their feature films. We, on the other hand, expect to derive all of our revenue from a single source—our feature film—and our lack of a sufficiently diversified business model could adversely affect us if our film or other properties fail to perform to our expectations.

The production and marketing of feature films and other properties is capital-intensive and our capacity to generate cash from our projects may be insufficient to meet our anticipated cash requirements.

The costs to produce and market a film are substantial.

The revenue participation rights do not entitle the Purchasers to a share in any Company revenue other than revenue generated by the "I'll Be Next Door For Christmas" feature film.

If the film fails for any reason, is never produced or is abandoned, the Purchasers will not receive any return on their investment and will lose all of their investment amount. The revenue participation rights only provide a right to share in the revenues of the "I'll Be Next Door For Christmas" feature film. Accordingly, investors should be aware that their investment is not diversified and totally dependent upon the success of a single film.

The revenue participation rights give the Purchasers in this offering and any additional purchasers of those rights in the future a right to share in 50% of the adjusted gross revenues generated by the "I'll Be Next Door For Christmas" feature film in the aggregate (i.e., as a group). Accordingly, your interest in such revenue share will be diluted as additional investors are brought in to fund the costs of the production of the film.

Your funds will be among the initial funds used to begin production of the film. As additional costs are incurred more investors will be brought in to cover those costs. Both the Purchasers participating in this offering (you) and future investors who provide capital to the company will share in the 50% revenue share. Accordingly, your participation in that revenue share will be diluted as more investors receive revenue participation rights in the future. Furthermore, if the cost of producing the film is more than expected, then a significant amount of additional investor funds may be needed and your percentage of such 50% revenue share could be significantly diluted.

The revenue participation rights will not be freely tradable until one year from the initial purchase date. Although the revenue participation rights may be tradeable under federal securities law, state securities regulations may apply and each Purchaser should consult with his or her attorney.

You should be aware of the long-term nature of this investment. There is not now and likely will not be a public market for the revenue participation rights. Because the revenue participation rights have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the revenue participation rights have transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation CF. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Securities may also adversely affect the price that you might be able to obtain for the Securities in a private sale. Purchasers should be aware of the long-term nature of their investment in the Company. Each Purchaser in this Offering will be required to represent that it is purchasing the Securities for its own account, for investment purposes and not with a view to resale or distribution thereof.

Neither the Offering nor the Securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company.

No governmental agency has reviewed or passed upon this Offering, the Company or any Securities of the Company. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this offering on their own or in conjunction with their personal advisors.

No Guarantee of Return on Investment

There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the Form C and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

A majority of the Company is owned by a small number of owners.

Prior to the offering, the Company's current owners of 20% or more beneficially own 100.0% of the Company. Subject to any fiduciary duties owed to our other owners or investors under California law, these owners may be able to exercise significant influence over matters requiring owner approval, including the election of directors or managers and approval of significant Company transactions, and will have significant control over the Company's management and policies. Some of these persons may have interests that are different from yours. For example, these owners may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, these owners could use their voting influence to maintain the Company's existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval.

The Company has the right to extend the Offering deadline.

The Company may extend the Offering deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company receives the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you.

There is no present market for the Securities and we have arbitrarily set the price.

We have arbitrarily set the price of the Securities with reference to the general status of the securities market and other relevant factors. The Offering price for the Securities should not be considered an indication of the actual value of the Securities and is not based on our net worth or prior earnings. We cannot assure you that the Securities could be resold by you at the Offering price or at any other price.

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Company's current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: If we raise $100,000 we will use a fraction of the money to advertise the offering to drive more investors as well as produce more sample content to attract larger investors. The rest will be saved to produce the film. The Company might incur Irregular Use of Proceeds that may include but are not limited to the following over $10,000: - Vendor payments and salary made to one's self, a friend or relative; - Any expense labeled "Administration Expenses" that is not strictly for administrative purposes; - Any expense labeled "Travel and Entertainment"; Any expense that is for the purposes of inter-company debt or back payments.

If we raise: **$308,900**

Use of Proceeds: If we raise $308,900 we will receive matching funds from other outside investors which will give us enough money to produce the film. This a rough breakdown of use of funds in production:
43% : Cast
17% : Post Production
12% : Contingency
5% : Funding Portal fee
6% : Marketing
6% : General Expenses
4% : Insurance
2% : Producer
2% : Legal
2% : Screenplay
1% : Director

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments"

screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

First, one hundred percent (100%) of Adjusted Gross Proceeds shall be paid to investors on a pro rata (based on the ratio that their respective financing contributions bears to the aggregate of the Financier Funds and the Additional Equity Funds) and Filmmaker Funds and pari passu basis until such time, if ever, as the Financier has received an amount equal to one hundred fifteen percent (115%) of the Investment and the Additional Financiers have received an amount equal to one hundred fifteen percent (115%) of the Additional Funds

Any remaining Adjusted Gross Proceeds shall be referred to as "Net Proceeds", and shall be paid as follows: (a) fifty percent (50%) to Producer ("Producer's Net Proceeds"); and (b) fifty percent (50%) to Financier and the Additional Equity Financiers on a pro rata (based on the ratio that their respective financing contributions bears to the aggregate of the Financier Funds, the Additional Equity Funds and the Filmmaker Funds (as defined in the attached investment contract) and pari passu basis. All third-party participations in Net Proceeds (other than those payable to Additional Financiers) shall be borne out of Producer's share

The 50% distribution split assumes that the Financier and Additional Financiers contribute the entire budget of the project, which shall under not circumstances exceed $2 million. If the Financier and Additional Financiers contribute less than the entire budget, then the split will be pro rated to reflect that.

As used herein, "Gross Proceeds" shall mean any and all amounts, including nonrefundable advances, received by Producer from the exploitation of the Picture and all elements thereof and all rights therein, in any and all manner and media, now known or hereafter devised, worldwide, in perpetuity.

There are no shares issued in this offering. **The notes do not provide investors with any voting rights in the company.** This is a Revenue Participation Rights Financing Agreement. For more information please review the Offering Details Document. The terms of this security may not be modified.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

- [x] Yes: No Voting Rights
- [ ] No

16. How may the terms of the securities being offered be modified?

The terms of the securities may not be modified.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

David Willis currently owns 100% of That Christmas Movie LLC as the Sole Member. No units have been issued. Please see attached operating agreement for more information.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The revenue participation rights give the Purchasers in this offering and any additional purchasers of those rights in the future a right to share in 50% of the adjusted gross revenues (as defined in the Purchase Agreement) generated by the "I'll Be Next Door For Christmas" feature film in the aggregate (i.e., as a group), and such share pro rated to the budget of the film. Accordingly, your interest in such revenue share may be diluted or increase as the budget of the movie changes. The budget will under no circumstances exceed $2million.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Purchasers of Revenue Participation Rights shall receive liquidation distributions pro rata, such rate equivalent to the ratio determined as "Net Proceeds" per the definition in paragraph 2 of the Purchase Agreement, with such distribution of liquidation proceeds to be prioritized in the same manner as Adjusted Gross Proceeds as defined in the Purchase Agreement.

There are no shares issued in this offering. This is a Revenue Participation Rights Financing Agreement. For more information please review the Offering Details Document.

As a holder of Revenue Participation Rights you will have no voting rights, and limited ability, if at all, to influence out policies or any other corporate matter, including the election of directors, changes to the Company's governance documents, additional issuances of securities, company repurchases of securities, a sale of the Company or of assets of the Company, or transactions with related parties.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the member** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the member** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company and change the management of the Company. **The member** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The member have the right to redeem their securities at any time. **The member** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined the Company as a direct ratio to the final budget of the film project, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from LLC Members, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. The Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for LLC Members. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its LLC Members. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

We closed $226,100 in a crowdfunding round in early July 2017. The terms of this debt match the security used in this fundraise. 100% of Adjusted Gross Proceeds (as defined in the attached contract) will paid be back to investors pro-rata until 115% of principal is returned. Thereafter 50% of Net Revenue (as defined in the attached contract) will be paid to investors pro-rata in perpetuity. There is no maturity date.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2017	Section 4(a)(2)	Loan	$226,100	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

We formed the company in February 2017 for the single purpose of producing and marketing a warmhearted and witty new Christmas movie called "I'll Be Next Door For Christmas." We plan to release the film for the 2018 holiday season through an established distribution network in international markets, and to self-distribute in North America. In North America, we plan to release the film in select theatres, as well as to iTunes, Hulu, cable Video-On-Demand, Google Play, and other online avenues. For physical media such as DVDs and Blu-Ray, the company will have no inventory, but will rather license rights to a third party, who will then distribute to the big box stores and other retail locations as well as online. As for competition, there is really nothing in this exact space. We don't compete with the major Hollywood studios because they don't make family Christmas movies very often, as they are busy with all the comic book sequels. We don't really compete with the Hallmark Christmas movies -- we come from a very strong comedy writing background, and the Hallmark movies have a different focus. (There's a term in our business called "joke density," which is how many jokes per minute a piece has. "Frasier" had a little over 4 per minute, "Modern Family" and "Big Bang Theory" have from 5-6. Hallmark Christmas movies have only a few jokes per entire movie. It's just not their purpose.

"I'll Be Next Door For Christmas" will average 4-5 jokes per minute, with some scenes having no jokes, and some with a new joke every few seconds.) There's not much competition in the Christmas movie marketplace. That's why when people talk about their favorite Christmas movies, they often mention films from decades past. They just aren't made very often.

Results of Operation

We have not yet generated any revenues and do not anticipate doing so until we have completed the building and delivery of product, which we do not anticipate occurring until March, 2018.

Since we started the business we have focused all our efforts on fundraising and PR for That Christmas Movie. Our average monthly expenses have been **$6,510.** To date we have raised $226,100 in the form of a revenue share agreement.

Liquidity and Capital Resources

The company was formed in February and has no assets or liabilities. Funding is required to commence and complete production and marketing the motion picture.

United States Motion Picture Company LLC (David Willis' other company) directly paid for incorporating and initial FB ads and other costs for That Christmas Movie LLC, but it never wrote a check to That Christmas Movie. There is no loan, no debt, and no equity related to United States Motion Picture Company.

If the company is successful in this offering, we will likely seek to continue to raise capital under crowdfunding offerings, equity or debt issuances, or any other method available to the company, not to exceed the amount of $2 million, all such funds to be used for production and marketing of the motion picture.

We expect our expenses will continue at an average of **$6,510** per month. We currently have enough capital in the bank to operate (pre-production) the business for 9.5 months without revenue generation, and 30 months once all disbursements from prior fundraising are received.

Production of the film will cost approximately $600,000. If we raise $150,000 via Wefunder we will receive $300,000 in matching funds. If we don't raise sufficient capital on Wefunder we will turn to industry investors and alternative crowdfunding to provide the capital to complete the movie. Alternatively we may choose to alter the budget of the film to comply with capital on hand.

It is possible to receive advances from distributors on the film before completion, and offers have already been made to us, but the company has not accepted them since we believe better offers will be available upon completion of the film.

Financial Milestones

All the funds raised will be used for production and marketing of the film "I'll Be Next Door For Christmas," which is expected to be released for the holiday season of 2018, and we believe it will generate revenue at that time, and for decades afterwards.

Cash on Hand and Burn Rate

Our cash on hand is $55,433.50 and we expect receive an additional $115,000 from Startengine in the next few weeks. We currently spend approximately $6,510 / month. We have 9.5 months of runway given current expenses, and 30 months once all disbursements are received from the last fundraise.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   - C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.thatchristmasmovie.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;

4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

That Christmas Movie Financing Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

David Willis

Appendix E: Supporting Documents

LLC-Operating-Agreement-Filled_Out_Signed.pdf

CLOSING IN 8 DAYS
Invest until 11:59pm EDT on Oct 27

INVEST IN THAT CHRISTMAS MOVIE

The World's First Christmas Movie Made By Investors... Like You.


FOLLOW US FOR UPDATES
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$212,496
raised of $100K-$309K goal
$100 min
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INVEST

> *Join a filmmaking team with an Oscar® and 4 Primetime Emmys® for "The Simpsons" and "Frasier" to produce a Christmas movie "I'll be Next Door for Christmas" – the world's first Christmas comedy created by investors like you!*

Jay Kogen
EXECUTIVE PRODUCER, THAT CHRISTMAS MOVIE

Revenue Share

115% of Principal + **50%*** of Net Revenues

100% of film proceeds are paid to investors pro-rata until 115% of principal investment is returned. *Thereafter investors earn 50% of proceeds, pro-rated to contribution to the film budget, in perpetuity. This is a custom contract, see document for details.

INVESTOR PERKS

$100+ Exclusive behind-the-scenes peek via newsletter and super secret videos during production.

$500+ Exclusive online live Q&A with the director, producers, and cast (cast subject to availability). Includes the exclusive behind-the-scenes peek during production.

$750+ A personalized Christmas card to you signed by the cast, director, and producer. Includes the exclusive behind-the-scenes peek during production, and online Q&A.

$1,000+ One ticket to the premiere and afterparty in Los Angeles. You get to walk down the red carpet with the stars! Time and date TBD. You'll have to provide your own travel and accommodations. Includes the exclusive behind-the-scenes peek during production, online Q&A and signed Christmas card.

$2,000+ Two tickets to the premiere and afterparty in Los Angeles. You get to walk down the red carpet with the stars! Time and date TBD. You'll have to provide your own travel and accommodations. Includes the exclusive behind-the-scenes peek during production, online Q&A and signed Christmas card.

$10,000+ "Affiliate Producer" credit on IMDB and/or our website, and since you're an Affiliate Producer, you get to visit the set while we're filming! You and a guest get to meet the cast and crew and hang out. (Filming date/location TBD.) Four tickets to the premiere and the afterparty in Los Angeles, where you can walk down the red carpet with the stars. (Time and date TBD.) Includes the exclusive behind-the-scenes peek during production, online Q&A, and Christmas card. You will have to provide your own travel and accommodations.

$25,000+ "Co-Executive Producer" credit onscreen and on IMDB. And you get to visit the set while we're filming! You and a guest get to meet the cast and crew and hang out. (Filming date/location TBD.) Four tickets to the premiere and afterparty in Los Angeles, and you get to walk down the red carpet with the stars! (Time and date TBD.) Includes the exclusive behind-the-scenes peek during production, online Q&A, and Christmas card. You will have to provide your own travel and accommodations.

OUR AMBITION

The company has one product and a single laser-like focus: make a great film that provides comedy as well as that warm fuzzy Christmas feeling, and to successfully generate revenue from it year after year, decade after decade. And unlike kickstarter or indiegogo, investors are allowed to share in any profits the movie might have.

KEY FACTS

- Won an Oscar® and 4 Primetime Emmys® (for "The Simpsons" and "Frasier").
- Nominated for 15 Primetime Emmys® total.
- Created hundreds of hours of TV/movies.
- Decades in the business of making people laugh.
- Won Humanitas Prize, Writers Guild of America Award, and U.S. Comedy Arts Award for best screenplay.
- Past experience includes hit network shows like "Frasier," "The Simpsons," "Cybill," "Caroline in the City," and many more.

DOCUMENTS

Next_Door_for_Christmas_business_plan_July2017.pdf

Video Transcripts

thatchristmasmovie.com from Studio City CA MEDIA FILM LEISURE ENTERTAINMENT FAMILY MOTION PICTURE CHRISTMAS MOVIE COMEDY

WHY I LIKE THAT CHRISTMAS MOVIE

I've known David Willis for my entire professional career, and I know him to be a smart, incredibly funny artist who approaches his art with the same kind of passion that I do. He has keen insight into human behavior, a deliciously skewed take on the the world, and a heartfelt desire to break new ground in the world of filmmaking.



Marc Cherry

"DESPERATE HOUSEWIVES" CREATOR / EXECUTIVE PRODUCER



54: ANATOMY OF AN INDUSTRY WITH WRITER JAY KOGEN | Carsey-Wolf Center at UC Santa Barbara

The Department of Film and Media Studies at UCSB hosted Jay Kogen, Writer/ Executive Producer of the "Simpsons". Through the moderation of Professor Cheri Steinkellner, the students were able to be present for a special interview with the man

July 15, 2017 @ carseywolf.ucsb.edu

Oscar Best Original Song winners: Top 10 of all time at Academy Awards

Oscar-winner "(I've Had) the Time of My Life." Composed by the trio of Frankie Previte, John DeNicola and Donald Markowitz and performed by Bill Medley of the Righteous Brothers and Jennifer Warnes

November 25, 2016 @ goldderby.com

A SUCCESSFUL CAREER IN FILM

Our filmmakers have won 4 Emmy Awards, an Oscar, and a Golden Globe

With hundreds of hours of television and movie experience under our belts, we're gearing up to produce the holiday comedy of the year – with your help. From *The Simpsons* to *Frasier* , we have an excellent grasp of comedy and the nuances of telling a family story. We have all the tools we need to make this a success, and we'd love to have you join us for the ride from start to finish.



GOLDEN GLOBE AWARDS

THE OSCARS


FRASIER


THE SIMPSONS


School of Rock

OUR NEXT PROJECT – *I'LL BE NEXT DOOR FOR CHRISTMAS*

A holiday family comedy that will warm your heart

I love Christmas movies. They're all about family — whether it's about finding your real father and teaching him the meaning of Christmas ("Elf") or wondering what would happen if you'd never been born and never had a family ("It's a Wonderful Life"); it's always about the holiday putting a family through a crisis only to become stronger in the end. And always with a healthy dose of comedy. What a great metaphor for life! All families go through crises, and good Christmas movies remind us that we can get through it and become a stronger family, laughing together in the end (if we don't kill each other first). There are a lot of great Christmas movies, but I wish there were more. And that's why I wrote this story. And that's why we're making this film."

– David Willis, *Director/Producer/Writer*



About the Movie

I'll Be Next Door For Christmas is a warmhearted, upbeat comedy about a family that's crazy for Christmas. Except for the 16-year-old daughter -- her family's over-the-top Christmas celebrations have made her life miserable. When her out-of-state boyfriend decides to visit for the holidays, she's determined to spare him her family's Christmas obsession, so she hires actors to play her parents and stages a fake Christmas dinner in the empty house next door. What could go wrong?

DISTRIBUTION

We're going to get our movie on screen, with as low cost as possible

Produce the film for a lean budget, skip distribution fees, and sell right to the source where people are watching movies with their families: iTunes, Google Play, Hulu, and cable TV video-on-demand. The MBA types call this "disintermediation." We call it outsmarting the system. And it means profit participants will receive the biggest possible share of the income stream, since the film avoids paying the traditional 35% - 40% distribution fees.

iTunes FANDANGO hulu Google play
VUDU CRACKLE vimeo ON DEMAND VHX
XBOX PlayStation amazon video tubi tv

On-Demand Streaming

The rise of at-home, on-demand streaming services gives us a massive audience to capture. Our movie will be delivered directly to their TV screens, laptops, and other devices with less cost to us than traditional distribution methods.



amc ENTERTAINMENT
MARCUS THEATRES
STUDIO MOVIE GRILL
REGAL CINEMAS
LANDMARK THEATRES
CINEMARK
Carmike Cinemas
ALAMO

Select Theaters

We won't say goodbye forever to traditional movie screenings. We'll still get our movie up on the big screen at select partner theaters across the nation via Tugg, which will assist us in scheduling personalized movie screening dates and times.



Foreign

In addition to self-distributing in North America, we will sell the foreign rights to an established international distribution company. We have already received offers from such distributors with minimum guarantees in the $200k-$300k range. Worldwide box office continues to rise, and is reflective of the demand for entertainment.

THE MARKET

Large market, little competition

There isn't much direct competition in this space. The major studios don't make many live action family Christmas movies. That's why when you ask people what Christmas movies they like, they often mention ones made years – even decades – ago. And the Christmas movies on cable (such as Hallmark) are certainly very Christmas-y, for which we say "Yay!" But they're not full on comedies, like our movie is. We come from a strong comedy background (as you may have noticed).


Christmas Movie Box Office Revenues
$240M
$200M
$150M
$100M
$50M
0
$9.5M
$20.6M
$42M
$71M
$96.4M
$168.3M
$189.9M
$220M
It's a Wonderful Life
A Christmas Story
Almost Christmas
The Santa Clause
Christmas with the Kranks
Four Christmases
National Lampoon's Christmas Vacation
Elf
worldwide box office revenue

WHERE THE MONEY GOES

Here's a breakdown of how we'll using the funds raised from this round

There's a phrase in our business: "Put it up on the screen." It's referring to money in the budget that pays for something that shows up on the screen. If producers rent swanky offices in Beverly Hills instead of modest ones in North Hollywood, those extra dollars spent don't appear on the screen. Using that money to increase the art department budget or hire a more famous actor is money that will be seen on the screen. "Put it up on the screen" is the motto our company lives by. It makes for a better movie artistically, and it makes more sense financially because a higher quality film sells for more.


Director: 1.2 %
Screenplay: 1.2 %
Legal: 1.5 %
Unit Production Manager: 1.8 %
Insurance: 1.9 %
General Expenses: 3.9 %
Marketing: 5.9 %
Funding Portal Fee: 6.0 %
Contingency: 8.1 %
Post Production: 11.5 %
Cast: 15.4 %
Production: 41.6 %

Production (Crew, Locations, Equipment)	$354,000
Cast (Union Scale)	$131,000
Post Production	$98,000
Contingency	$69,000
Insurance, Legal, General Expenses	$62,000
Funding Portal Fee	$51,000
Marketing	$50,000
Unit Production Manager	$15,000
Screenplay	$10,000
Director	$10,000
Total	$850,000

This is the Production Budget for the movie.

GROWING OUR COMMUNITY

It's because of investors like you that this is all possible

We've already had a positive experience with equity crowdfunding, successfully meeting our first round's fundraising goal. The best part, however, was gaining valuable members of our community of movie enthusiasts who believe in the spirit of Christmas. We hope you'll also join us for the journey ahead, along with the 500+ investors who have already decided to back this project.

$226,100

raised from

513

investors

OUR JOURNEY SO FAR

We have the plot, now we just need the production budget

November 2016

Script is Finalized

After numerous rewrites and polishes, the script is finalized.

February 2017



Video is Made

Sample moments from the movie are shot, the campaign video is made.

April 2017

First Equity Crowdfunding Campaign Launched

Minimum goal is reached within hours. $226,100 total raised by July.

July 2017



Wefunder Campaign Launched

October 2017



Begin Pre-Production

Establish production offices, begin casting. Scout locations.

November 2017

Shoot the Movie!

Start production and film the movie.

December 2017 - March 2018

Post Production

Edit, add music, color correction, etc.

March 2018



Premiere Screening for Investors

April 2018

Distribution Deals

Complete deals with foreign distributors and sell foreign rights for an estimated $400k minimum. Investors receive first revenues.

November 2018



Movie Release!

Film is released through select theatres, iTunes, Video-on-demand, etc.

MEET SOME OF THE CAST

We're delighted to introduce you to two of our cast members



We won't be casting the movie until September/October, but we couldn't resist adding one of our favorite comedic actresses, Jennifer Tilly, to the cast right away. Known for her delightful performances in the cult classic "Chucky" movies as well as her Oscar-nominated turn in Woody Allen's "Bullets Over Broadway," we are thrilled to have her play the part of the quirky neighbor, Patty, in our movie.

A cat plays a supporting yet vital role in the plot of the movie, and we wanted the perfect cat for the part. So we asked the most amazing cat on the planet - Lil BUB. We lucked out and she agreed to play the role of Parsley the Cat! To show our undying gratitude to Lil Bub, we will donate a portion of the producers' profits from the movie to Lil Bub's Big Fund for the ASPCA to benefit special needs pets. So your investment can not only do *you* some good, but also does a lot of good for special needs pets.



A SNEAK PEEK OF THE SET

Meet our filmmakers and see the set where filming might take place!



WELCOME TO SHOW BUSINESS

I love show business. It's everything you've ever heard it is – the ups and downs, the heartache and unfettered joy. But it's also made of something you probably haven't heard much about – thousands of everyday hardworking people just like you. From the makeup artists to the truck drivers to the costumers to the prop department and the hundreds of other jobs on a movie, we're all just doing our jobs. We're working very, very hard to put food on the table for our families. Why do we work so hard in a business that's so difficult to get into? (There are always a thousand people behind you who want your job.) Because we love it. The song was right – there's no business like it.

And at the end of the day, when we've done our job, it means that we've made something for the world to see. Hopefully something that will provide an opportunity for people to laugh, to feel, to enjoy. You know, something kind of magical.

And if you join us, you'll be part of that. A very important part. Because you will make the whole thing possible.

Welcome to show business.

David Willis and Jay Kogen

MEET THE FOUNDERS

David Willis is the only full time employee. We plan to hire the following employees when we green light the film.



Jay Kogen

Executive Producer

Winner of four Primetime Emmy® Awards (nominated for 15), he wrote/produced "Frasier," "The Simpsons," and many more. He's currently Executive Producer on the hit Nickelodeon show "School of Rock."



David Willis

Director / Writer / Producer

Writer for network shows like "Cybill" and "Caroline in the City," Mr. Willis has written & directed numerous award-winning short films, music videos, and plays.

AND THE REST OF THE TEAM



Geralyn Flood

Casting Director / Producer

Winner of Outstanding Achievement in Casting from the CSA, Ms. Flood has cast studio films as well as for all the major networks. Her industry contacts ensure access to the best talent possible.



Donald Markowitz

Composer

Winner of an Oscar® and Golden Globe® for the smash hit song "I've Had the Time of My Life" from "Dirty Dancing," he will contribute his musical talents to the soundtrack of the film.



Tom Shell

Line Producer

His resume lists over 30 feature films, and Tom has worked on many budget levels. He brings creative as well as hands-on production skills to the film to bring it in on time and under budget.



Katherine Botts

Co-Producer

Since graduating with a screenwriting degree from Chapman University, Katherine has worked on many sets. Most recently, she was co-producer on the award-winning indie feature "I Am Still Here."



Jenna Park

Associate Producer / Cowriter

A Development Coordinator for two years at NBCUniversal International Studios, she's currently a creative consultant on a new studio pilot and an MFA candidate at Loyola Marymount University.

RAISED $438,596 FROM 298+ INVESTORS

$226,100	$212,496
July 2017 LOAN	In Progress



Joe Dell'Orfano



Steven Keola Stone



James Donnell

58, an auditor and former banker for past 20 years. Have become so interested in investing in start ups. My interests are in tech, medical companies primarily.



James Lewis

Born in Indiana, Indianapolis, moved to California at 12 years old. BD: 1/14/39 , Divorced and Retired, 2003.



Gregory Lellis



Hugh Coleman

Hank Coleman is a professional in the government sector and a long time personal finance blogger, who is passionate about teaching people how to help manage their money and finances.

MORE INVESTORS

DETAILS

– COLLAPSE ALL

I saw in an update you received a single investment of $225,000 outside the WeFunder platform on September 27th. How does that affect the WeFunder fundraising?

It doesn't count against the total here on WeFunder since we are doing a separate fundraising through Regulation D 506(c). Accredited Investors can invest directly through that vehicle, enabling them to invest more than the limits here. However, the investment dollars all go to the same place -- to make a great family Christmas movie. And the terms they invest under are *exactly the same as the terms here on WeFunder.* Accredited Investors may contact us directly at Contact@ThatChristmasMovie.com to find out more.

Why are you issuing Revenue Participation Rights instead of stock?

Income, income, income. With Revenue Participation Rights, investors make money when the movie makes money. With stock, investors must usually wait for an exit and to sell their stock before any profit is realized. Such an exit is subject to the whims of the controlling interests of the company and of the marketplace. We are not interested in sitting on stock for years, hoping for a rise in price -- with Revenue Participation Rights, our company focus is purely on profits and revenue stream. *Our entire corporate structure is geared towards a profit stream.* After the movie is produced and released, the focus is not on using profits to pay salaries or bonuses to board members, no reinvestment of all the profits back into the company because the movie is already made, and no more fundraising for capital to develop projects --- the project would've been already developed & released and ready to create revenue. We feel Revenue Participation Rights provide the best of both worlds, because investors can still sell their Revenue Participation Rights just like stock (subject to SEC regulations or the development of a secondary market). We have always made our livings from creating content, and Revenue Participation Rights is a way for any investor to share in that kind of income.

How can you make a quality movie for such a low budget?

The movie was written specifically so it could work at that budget. Most of the film takes place at two houses right next door to each other. When you don't have to keep moving the crew and the equipment, it's a lot more efficient. And most scenes have few actors in them. The fewer actors in a scene, the easier it is to get all the shots you need. Basically, we are producing it like a network TV show, but shooting it with a more cinematic style. Also, we're not doing much in the way of visual effects, so that saves money.

What's the money going to be used for?

Here's our plan at various levels:

- $100k +. Use part of the money to raise awareness of the equity fundraising campaign in order to let more investors learn of the opportunity. Use the remainder as proof-of-concept to attract equity from other sources.

- $300k. This is where you get into the world of film finance, wherein many films are made with only part of the budget coming from private investors. If we raise $300k, there are many sources in the industry who will provide "matching funds" when an indie film like ours raises that amount of equity. With $300k in matching funds, we will then have $600k total, which is enough to finish the film and begin postproduction. While in postproduction, we will strike a deal with a foreign distribution company (offers have already been received). We will then borrow from a bank, using that distribution contract as collateral. This gives us enough money for postproduction and marketing, and we are good to go.

- If we raise more than $300k but less than $850k, we use a hybrid strategy of matching funds and loans against distribution contracts.

What about this "Hollywood Accounting" thing? I've heard some movies make a lot of money but they never seem to show a profit.

We've not only heard about it, we've been subjected to it. *And we hate it*. Which is why we are going to have a level of transparency rarely seen in Hollywood. The way the major studios get away with their shenanigans is by deducting payments to themselves along the way, before the money can trickle down to profit participants. But on this project, we, as producers, don't get a dime in profit participation until the investors are paid back in full -- plus an additional fifteen percent. We are not a major studio -- we're an independent film company. We succeed only if our investors succeed.

Some parts of your video look like a finished movie. Did you shoot some of the movie already?

No. Those snippets of the video look finished because we got some actors and a crew and shot a few moments of the story, like: Nicky at 7, Nicky at 12 with Motion Activated Santa, actors auditioning to be her parents, and her family chasing after her. We wanted to give a peek of the final product with good production value, but that actual footage probably won't be in the released version of the movie.

What inspired you to want to make a Christmas movie created by investors?

Hollywood doesn't make small, character-driven comedies anymore. They spend all their money on comics book movies, prequels, sequels, and sequels to the prequels, etc. We love Christmas movies and comedies, and we think there aren't enough good ones, so we wrote one. And now we're producing it. And since Hollywood has left a vacuum in the marketplace, there's an opportunity for small investors to participate in any success the film may have. Independent film made $1.8 billion in North American box office alone last year (and that doesn't include TV, iTunes, cable, etc.), so clearly there's a demand for movies besides the usual major studio fare.

What is it about That Christmas Movie that makes this project so unique?

It's unique because this particular story has never been told, and it's unique because it's the first holiday movie in the world to use investor crowdfunding, and the first feature length film in the United States to do so. Also, not all movies feature a reindeer and elaborate, over-the-top Christmas decorations. I can't wait to be on the set for those days.

Why do you love being able to include fans in the process of filmmaking?

They ask a lot of great questions about the project and the process, so it keeps us in tune with our audience. I love reading announcements about upcoming movies and tales from the set so I thought others would too. It's exciting build up leading to the release of the finished film. And some of the perks allow you to visit us while we're filming, and we can't wait to meet our investors and show them around the set.

What is the difference between That Christmas Movie and Legion M?

We get this question a lot. The biggest difference is that we come from the creative and producing end of the business, not the technical. We've created hundreds of hours of award-winning television (and movies) in our careers. Our goal is to make scripts we've already written *(which you know we're good at)*, as opposed to spending years finding and developing material. • Legion M's goal is to get a million investors. (How awesome would that be? Answer: very.) Our goal is to get approximately 703 more investors and then we're good to go. • We also have a very different timetable from Legion M -- our investors should see the final results of their movie investment on the screen within months. Because once we have raised enough to make the movie, we're done with fundraising and on to moviemaking. • Another difference between our business models is that *none of the principals in our company take a salary during fundraising*. And we get zero profit participation until the investors get 115% of their initial investment back. Our structure prioritizes cash flow to the investors. • Legion M has broken new ground in the entertainment business, and are to be heartily congratulated. (A not-insignificant percentage of our 514 investors told us they also invested in Legion M, too, so I guess we have a bit of a mutual fan base.) We're breaking new ground, too -- we were (and are) the first feature length movie to raise funds with investment crowdfunding in the United States. • We are using Equity Crowdfunding to make more laughs in the world -- we have four more movies ready to go after this one! Our lives have been dedicated to telling stories and making a living from it, and we're grateful for this opportunity to share that with you all -- we're putting the audience in the credits. *(Speaking of which, please look at our credits -- if you'd like to be part of that and work with us, this is your chance.)* If the audience knew just how much we think about them and want to make them happy... well, you all just might get a swelled head and demand a bigger trailer ;)

ASK A QUESTION

Type your question here...

ASK QUESTION

Joan Lanzagorta Pinol INVESTOR Jul 25

I was an investor on StartEngine, where you met your funding target, but apparently it was not enough. Now you are raising more funds, here, for the same project. At the same time you are postponing the launch for 2018. I honestly feel very disappointed. This extra funding would mean that the revenue from the film will be distributed among much more people, our investment on this project dilluted, thereby our ROI will be much lower than anticipated when we decided to invest. Had I known this beforehand, I would probably have not invested before. I'd like you to walk us through your reasoning to do this. Why did you decide to raise again, instead on focusing on the movie? How shall we trust that after another successful round you will not do the same in yet a third portal? I know that there are no guarantees and that any investment is risky but what are you doing to actually ensure that the move will be a success for everyone involved?



David Willis Director / Writer / Producer FOUNDER Jul 25

Joan, I'm sorry you feel disappointed, but there is absolutely no dilution! I cannot stress this enough -- your ROI will not be diluted. You ask a very reasonable question, and I am very happy to walk you through the reasoning -- which has never changed. Your portion of revenue was and always will be pro rated to the budget of the film, the minimum of which is $850,000. As was explained there, and in the investment documents, we need $850,000 minimum for the entire movie project. We need $600,000 in funds to shoot the film (get it in the can). So, if we raise $300,000 in cash, we can get an additional $300,000 in matching funds from third parties to total $600,000 -- allowing us to shoot the movie. AFTER we shoot the movie, we will then get an advance of at least $250,000 for foreign rights, which is a total of $850,000. No matter where we get the funds -- from StartEngine investors, from WeFunder investors, from separate individual investors outside of crowdfunding, from foreign sales companies, etc., the total has always had to be at least $850,000 to finish and sell the movie. • You ask us to be "focusing on the movie" -- boy, we'd love to, but first we must focus on getting the money to make the movie! The $226,100 from the StartEngine raise is simply not enough to make the movie yet. We never said it was -- please go look at the StartEngine page and read the budget -- it clearly says $850,000 there in black and white. (I know, budgets are boring. But necessary.) • We are not interested in a "third portal." We are interested in making the movie, not fundraising endlessly like some other companies. Please look at our resumes, we are not serial startup CEOs -- we are writers, producers, and directors. WE ARE TAKING NO SALARIES DURING THIS FUNDRAISE. (Sorry for all caps, but I want to make sure people know this.) Nothing. Nada. Zip. We make no money until we make the movie, Joan. Absolutely nothing. So, as you can see, we have no reason to delay making the movie, and we are doing everything we can to speed that up! • We did not meet our ultimate funding target, which is why we are continuing the offering. We were raising $10,000 per day for the last ten days, so there's obviously interest in the project. We feel WeFunder is a better fit for that kind of interest. • As for what we are doing to assure the project will be a success, I ask again that you look at our resumes. Examine our careers. We live to make comedies, and we've done pretty well at it. That's what you invested in -- you invested in us. You invested in our talent, our skill, our resumes, our connections in the business. Our exec producer doesn't have 4 Emmys (and 15 nominations) for "Frasier" and "The Simpsons" for nothing -- we're good at this (he said modestly). • Joan, you invested because I imagine you like the project and you saw the potential early on. Now we have to give the rest of the world the chance to catch up with you, and to see what you saw. Only 14,129 people total visited our StartEngine page

over 3 months -- but WeFunder had over 349,000 visitors last month alone! So you can see why we moved our campaign here. We want to give those 349,000 WeFunder visitors a chance to see what you saw in us, Joan. • Thank you for giving me the chance to explain all this. And please feel free to ask any more questions. I am here for you and for all the investors. Making this movie is my life. I'm not doing any other projects until this fundraise completes successfully and we make this movie. I am giving you and all the investors the most precious thing I have: 100% of my time. (Okay, I will take a half an hour off to watch "Golden Girls" reruns occasionally because they're just so darned lovable and Betty White once gave me a hug because she liked a joke I made. True story!) But other than that, I'm all yours. -- David Willis

LIKE

Lee Ann Glinski Sep 11

wow, just have to say that i am LOVING all of these 10K and the 25K (?) investments that have been coming so often and quickly!!! if i am calculating this correctly david, we are at almost 40% of the goal of 309K. to all of the people that i know who are "followers" please remember that the sooner we get to the goal, the sooner that we all pay less facebook costs and the sooner that this movie will be made and we will be able to get our investments back and start reaping the proceeds!! for the people that were not on the original run on startengine which had much much smaller investors, the last 10 days raised over 100K in less than 10 days. i predict that these numbers are going to grow by leaps and bounds very quickly from what i have seen so please do not regret that you missed out on this ground breaking opportunity!!!!!!



David Willis Director / Writer / Producer FOUNDER Sep 11

Yes, Lee, we're at around 40% of our goal. Thanks for your prediction. Indeed we are on track to easily make our goal -- but it's up to investors as to how quickly that happens. And we love your enthusiasm!!

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO THAT CHRISTMAS MOVIE

1.

To date, we have not generated revenue, do not foresee generating any revenue in the near future and therefore rely on external financing.

We are a startup Company and our business model currently focuses on our film's production rather than generating revenue. While we intend to generate revenue in the future, we cannot assure you when or if we will be able to do so.

We rely on external financing to fund our operations. We anticipate, based on our current proposed plans and assumptions relating to our operations (including the timetable of, and costs associated with, new product development) that, if the Minimum Amount is raised in this Offering, it... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

That Christmas Movie is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?



David Willis

Producer / Writer / Director at United States Motion Picture Company

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